Exhibit 99.1

News Release

For more information contact:

Edwin W. Hortman, Jr.

President & Chief Executive Officer

ABC Bancorp Announces Changes to Executive Team

May 10, 2005

ABC BANCORP (Nasdaq:ABCB), Moultrie, Georgia. Ed Hortman, ABC’s President & Chief Executive Officer announced today that Jon Edwards, who has served the Company in an executive capacity since March, 1999, has accepted the position of Senior Credit Officer and Director of Credit Administration. Mr. Hortman also announced that Johnny R. Myers has been appointed as Executive Vice President and South Regional Executive.

Mr. Myers most recently served as Senior Vice President & Chief Operating Officer at First Nation Bank in Covington, Georgia. His banking experience began in 1971 as a Credit and Collection Officer with 1st National Bank of Griffin, Georgia, and his background includes service as President and Chief Executive Officer of several Georgia banks. Mr. Myers received his B.A. Degree from Mercer University and is also a graduate of The School of Banking of the South at Louisiana State University.

Mr. Hortman said, “I am pleased to announce these staffing changes in our organization. Jon’s approach to managing the credit process is marked with talent and professionalism. Johnny’s experience level ranges from small banks to large banks in both Georgia and Florida and makes him a perfect fit for supporting our bankers. We have strengthened the company with these management changes and better positioned the Company for growth in and around our existing markets.”

ABC Bancorp is headquartered in Moultrie, Georgia and has 12 banking subsidiaries with 37 locations in Georgia, Alabama, and northern Florida.

ABC Bancorp Common Stock is quoted on the Nasdaq National Market under the symbol “ABCB”.

***********************************************************************************************************

The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.